Exhibit 4.18
Deed of Amendment

Date	21 September 2011

Parties	Sims Metal Management Limited
ACN 114 838 630 of Sir Joseph Banks Corporate Park, Suite 3, Level 2 32-34 Lord Street Botany NSW 2019 (Sims) and each other Transaction Party under the Common Terms Deed (defined below)

Bank of America, N.A.
of 800 5th Avenue — FL 36, Seattle, WA 98104, United States of America

Commonwealth Bank of Australia
ABN 48 123 123 124 of Level 21, Darling Park Tower 1, 201 Sussex Street, Sydney, New South Wales 2000, Australia

HSBC Bank Australia Limited
ABN 48 006 434 162 of Level 31, 580 George Street Sydney New South Wales 2000, Australia

HSBC Bank plc
of City Corporate Banking Centre, 60 Queen Victoria Street, London, EC4N 4TR

HSBC Bank USA, National Association
of 452 Fifth Avenue, New York, New York 10018 USA

The Hongkong and Shanghai Banking Corporation Limited
ABN 65 117 925 970 of Level 10, 1 Queens Road, Central Hong Kong

National Australia Bank Limited
ABN 12 004 044 937 of Level 18, 255 George Street Sydney NSW 2000 Australia

Westpac Banking Corporation
ABN 33 007 457 141 of Level 3, 275 Kent Street Sydney NSW 2000 Australia

(each of the foregoing banks and financial institutions is a Lender and together the Lenders)
Recitals
A	The parties have entered into the Common Terms Deed dated 23 June 2011 (Common Terms Deed) between Sims, each party listed in Part 1 of Schedule 1 of that deed as Original Borrowers, each party listed in Part 2 of Schedule 1 of that deed as Original Guarantors and the persons listed in Part 3 of Schedule 1 of that deed as Original Lenders.

B	The parties have agreed to amend the Common Terms Deed as set out in this Deed.

1

Operative provisions
1.	Definitions and Interpretation

1.1	Capitalised terms used in this Deed have the same meaning as in the Common Terms Deed, unless otherwise defined in this Deed.

1.2	Clause 1.3 of the Common Terms Deed applies to this Deed as if set out in full in this Deed and all references to this deed were references to this Deed.

2.	Amendment

2.1	The parties to this Deed agree that the Common Terms Deed is amended, with effect from the date of this Deed, as follows:

The definition of EBITDA in clause 1.2 of the Common Terms Deed is deleted and replaced with the following:

EBITDA	for a relevant period and in respect of the Sims Group, the profit on ordinary activities before:

1 taxation;

2 Net Interest Expense;

3 amortisation of Intangible Assets and depreciation of Tangible Assets of the Sims Group;

4 LTI Expense; and

5 any impairment charge or loss (or gain or reversal) relating to the recoverable amount of assets (including any impairment charge relating to goodwill or identified Intangible Assets),

as shown on a consolidated basis and as disclosed in the Sims Group’s most recent audited consolidated annual Financial Reports or semi-annual audited or unaudited consolidated Financial Reports, as applicable.

For the purposes of calculating EBITDA, the calculation will be adjusted to exclude:

1    any significant non-cash items or items disclosed as required by AASB 101.97 and AASB 101.98 due to their size or nature or by the corresponding provisions of future revisions of this accounting standard, that are of a non-recurring nature including but not limited to:

• losses or gains on the sale or revaluation of assets,

• costs relating to restructuring and redundancy,

• discontinued operations,

• discounts on acquisition and gains on formation of joint ventures,

• post acquisition adjustments to contingent liabilities recorded on the date of a business acquisition pursuant to purchase accounting rule changes to be introduced on 1 July 2009, and

• costs associated with becoming Sarbanes-Oxley Act compliant (as required following the Sims Group’s registration as an issuer in the United States of America);

2

2 significant unrealized gains or losses;

3 any other significant non-cash items or items including but not limited to:

• write downs of inventory to net realisable value; and

• forgone profit arising from sales contract negotiations,

that are of a non-recurring nature.

The foregoing adjustments to EBITDA in paragraphs (1) to (3) for each Calculation Period will be agreed by the Lender and Sims in writing prior to the end of that Calculation Period, subject to the operation of clause 17.3.

Except for the purpose of calculating the ratio of Net Interest Expense to EBITDA under clause 4.17(a)(2), EBITDA as calculated on any Calculation Date will be adjusted to take into account the effects of any acquisitions or disposals of any company or business made during the Calculation Period ending on that Calculation Date. The adjustments will be made on the basis of the historical EBITDA of the company or business acquired or disposed of in the Calculation Period and ending on that Calculation Date by reference to historical EBITDA for the twelve months immediately preceding the Calculation Date and by reference to:

1 in the case of a disposal, the period of time during which the applicable company or business was part of the Sims Group; or

2 in the case of an acquisition, for that period being the twelve months immediately preceding the Calculation Date.
3.	References to Common Terms Deed

3.1	Every reference in the Transaction Documents to the Common Terms Deed is to be construed as a reference to the Common Terms Deed as amended by this Deed. Any reference to this deed, in this deed, of this deed, this agreement or words to the same effect in the Common Terms Deed will be construed as a reference to the Common Terms Deed as amended by this Deed.

4.	Confirmation

4.1	Subject to the provisions of this Deed, the Common Terms Deed is confirmed and remains in full force and effect. This Deed and the Common Terms Deed will be read and construed as one document.

5.	General Provisions

5.1	This Deed is a Transaction Document in respect of each Lender for the purposes of the Common Terms Deed.

5.2	This Deed is governed by the laws of New South Wales. Each Transaction Party irrevocably submits to the non-exclusive jurisdiction of the courts of New South Wales.

5.3	This Deed may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

5.4	Each of the attorneys executing this Deed states that the attorney has no notice of the revocation of the power of attorney appointing that attorney.

3

Executed as a deed.

Sims

Executed by
Sims Metal Management Limited for itself and as attorney for each other Transaction Party pursuant to clause 15.2 of the Common Terms Deed in accordance with section 127(1) of the Corporations Act 2001 (Cth) by a director and secretary/director:

sign here ►	/s/ Frank Moratti

Company Secretary/Director

print name	Frank Moratti

sign here ►	/s/ Daniel W. Dienst

Director

print name	Daniel W. Dienst

Lender

Executed by
Bank of America, N.A.
by its duly Authorised Officer in the presence of:

sign here ►	/s/ Timothy G. Holsapple

Authorised Officer

print name	Timothy G. Holsapple

print title	Senior Vice President

in the presence of

sign here ►	/s/ Heidi E. Green

Witness

print name	Heidi E. Green

Lender

Signed sealed and delivered for
Commonwealth Bank of Australia
by its attorney

sign here ►	/s/ Katherine Morrison

Attorney

print name	Katherine Morrison

in the presence of

sign here ►	/s/ Annette Tomosci

Witness

print name	Annette Tomosci

Lender

Signed sealed and delivered for
HSBC Bank Australia Limited
by its attorney

sign here ►	/s/ Bridget Ann Powell

Attorney

print name	Bridget Ann Powell

in the presence of

sign here ►	/s/ Elin Schwarzenecker

Witness

print name	Elin Schwarzenecker

Lender

Signed sealed and delivered for
HSBC Bank plc
by its attorney

sign here ►	/s/ Michael Hodges

Attorney

print name	Michael Hodges

in the presence of

sign here ►	/s/ S.R. Adcock

Witness

print name	S.R. Adcock

Lender

Signed sealed and delivered for
HSBC Bank USA, National Association
by its authorised signatory

sign here ►	/s/ Randolph Cates, VP Senior Relationship Mgr

Authorised signatory

print name	Randolph Cates

in the presence of

sign here ►	/s/ Khalid Alkadi

Witness

print name	Khalid Alkadi, AVP Relationship Mgr

Lender

Signed sealed and delivered for
The Hongkong and Shanghai Banking Corporation Limited
by its attorney

sign here ►	/s/ Albert Chan Leung Choi

Attorney

print name	Albert Chan Leung Choi

in the presence of

sign here ►	/s/ Jaron Campbell

Witness

print name	Jaron Campbell

Lender

Signed sealed and delivered for
National Australia Bank Limited
by its attorney

sign here ►	/s/ Steven Russell

Attorney

print name	Steven Russell

in the presence of

sign here ►	/s/ Cosimino Attillo

Witness

print name	Cosimino Attillo

Lender

Signed sealed and delivered for
Westpac Banking Corporation
by its attorney

sign here ►	/s/ Jeroen Nanninga

Attorney

print name	Jeroen Nanninga

in the presence of

sign here ►	/s/ Andrew O’Connor

Witness

print name	Andrew O’Connor